        Filed with the Securities and Exchange Commission on June 8, 2000
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    Form S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                           ACT TELECONFERENCING, INC.
             (Exact name of registrant as specified in its charter)

          COLORADO                            7389                             84-1132665
(State or other jurisdiction      (Primary standard industrial    (I.R.S. Employer Identification
      of incorporation)            classification code number)                Number)

                         1658 COLE BOULEVARD, SUITE 130
                             GOLDEN, COLORADO 80401
                                 (303) 235-9000
          (Address and telephone number of principal executive offices)

                                GAVIN J. THOMSON
                             CHIEF FINANCIAL OFFICER
                           ACT TELECONFERENCING, INC.
                         1658 COLE BOULEVARD, SUITE 130
                             GOLDEN, COLORADO 80401
                                 (303) 235-9000
           (Name, address, and telephone number of agent for service)

                                   Copies to:

      WILLIAM J. CAMPBELL, ESQ.                    MELODIE R. ROSE, ESQ.
        Faegre & Benson LLP                        ROBERT K. RANUM, ESQ.
370 Seventeenth Street, Suite 2500                Fredrikson & Byron, P.A.
       Denver, Colorado 80202                     1100 International Centre
       Phone: (303) 820-0630                       900 Second Avenue South
        Fax: (303) 820-0600                      Minneapolis, Minnesota 55402
                                                   Phone: (612) 347-7067

             Approximate date of commencement of sale to the public:
 as soon as practicable after the effective date of this registration statement.

                                   -----------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-32156

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         Calculation of Registration Fee

      Title of Each Class of              Amount to      Proposed Maximum Offering         Proposed Maximum            Amount of
     Securities to be Registered        be Registered          Price Per Share          Aggregate Offering Price    Registration Fee
-----------------------------------     -------------     -------------------------     ------------------------    ----------------
Shares of common stock no par value           50,000                $5.00                       $250,000                 $66
Warrants to purchase one share of
  common stock(1)                            212,500                $0.00                          $0.00                 $0.00
Warrant shares(2)                            212,500                $6.05                     $1,285,625                 $339
Total:                                                                                        $1,535,625                 $405


(1) One warrant accompanies each two shares of common stock and is included in the offering price of the common stock.

(2) Shares of common stock issuable upon exercise of the warrants at 110% of the closing bid on May 23, 2000. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           INCORPORATION BY REFERENCE

     ACT Teleconferencing, Inc. files this registration statement pursuant to Rule 462(b) under the Securities Act of 1933, which relates to the public offering of common stock, warrants, and warrant shares registered in the registration statement on Form S-1, File 333-32156, filed with the Securities and Exchange Commission on March 10, 2000 and amended on May 2, 2000 (Amendment No. 1) and May 22, 2000 (Amendment No. 2, collectively the "prior registration statement"). This registration statement is being filed for the purpose of increasing the number of shares offered of common stock by 50,000, warrants by 212,500, and warrant shares by 212,500. The contents of the prior registration statement declared effective on May 24, 2000 are hereby incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden, State of Colorado, on June 8, 2000.

                                       ACT TELECONFERENCING, INC
                                       Registrant
                                       By:  /s/ Gerald A. Van Eeckhout
                                              Gerald D. Van Eeckhout
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 8th day of June 2000 by the following persons in the capacities indicated:


       SIGNATURE                                TITLE

/s/ Gerald D. Van Eeckhout          Chairman and Chief Executive Officer
Gerald D. Van Eeckhout              (Principal Executive Officer)


/s/ Gavin J. Thomson                Chief Financial Officer and Secretary
Gavin J. Thomson                    (Principal Financial and Accounting Officer)


/s/ James F. Seifert                Director
James F. Seifert*


/s/ Donald L. Sturtevant            Director
Donald L. Sturtevant*


/s/ Ronald J. Bach                  Director
Ronald J. Bach*


/s/ Carolyn R. Van Eeckhout         Director
Carolyn R. Van Eeckhout


* By Gavin J. Thomson, under power of attorney dated March 10, 2000

                                INDEX OF EXHIBITS

     All exhibits are filed electronically.

EXHIBIT NO.     DESCRIPTION
-----------     -----------
    5           Opinion and consent of counsel
   23           Consent of independent auditors
